Exhibit 10.24

ADAMAS ONE CORP.

SENIOR SECURED CONVERTIBLE NOTE

PURCHASE AGREEMENT

August 23, 2022

Adamas Convertible Note Purchase Agreement

ADAMAS ONE CORP.

SENIOR SECURED CONVERTIBLE NOTE

PURCHASE AGREEMENT

This Senior Secured Convertible Note Purchase Agreement (the “Agreement”) is made as of the 23rd day of August, 2022 by and between Adamas One Corp., a Nevada corporation (the “Company”) and the Subscriber listed on Exhibit A attached to this Agreement (the “Subscriber”).

RECITALS

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company is seeking funding up to the maximum aggregate amount of Four Million One Hundred Thousand Dollars and 00/100 ($4,100,000) (the “Offering Amount”), in a private placement offering as more particularly described below (the “Offering”); provided that the Company may, in its sole discretion increase or decrease the Offering Amount without notice to the Subscriber;

WHEREAS, pursuant to the Offering, the Company shall, against payment therefor, issue and sell to the Subscriber, and the Subscriber shall purchase, as provided herein, the Company’s eight percent (8%) interest bearing senior secured convertible promissory note maturing one (1) year after the date of issue (the “Maturity Date”), substantially in the form of Senior Secured Convertible Promissory Note attached hereto as Exhibit B and shall receive the Warrants (as defined below) (the “Note”, and together with the Warrants and Warrant Shares (as hereinafter defined) are collectively referred to herein as the “Securities”) at the closing of such purchase;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

AGREEMENT

1.	Purchase and Sale of Notes.

(a)       Sale and Issuance of the Note. The Subscriber, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase, at the Closing (defined below), the Note at 100% of the principal amount set forth on the signature page hereto (the “Purchase Price”). This subscription is submitted to the Company in accordance with and subject to the terms and conditions described in this Agreement. The Subscriber’s obligations hereunder are several and not joint obligations and no Subscriber shall have any liability to any person or entity (“Person”) for the performance or non-performance of any obligation by any other Subscriber hereunder.

(b)       Subscription Proceeds. All subscription proceeds received pursuant to this Agreement shall be wired directly to the Company pursuant to the terms of this Agreement. Following payment by the Company of its costs and expenses, including Offering expenses and the fees and expenses of Alexander Capital, L.P., the placement agent for this Offering (“Placement Agent”), such funds will be used by the Company to repurchase all of the outstanding secured debt previously issued by the Company (the “Outstanding Notes”).

Adamas One Convertible Note Purchase Agreement

(c)       Payment. Payment of the Purchase Price shall be due and payable within five (5) Business Days after execution and delivery of this Agreement by the Subscriber to the Company, unless otherwise agreed to by the Company. The Subscriber shall be required to deliver to the Company the Purchase Price in cash by wire transfer of immediately available funds as instructed in writing by the Company. For purposes of this Agreement, a “Business Day” is any day other than a Saturday, Sunday or Federally observed holiday.

(d)       Acknowledgement. By executing this Agreement, the Subscriber acknowledges that: (i) the Subscriber: (A) is a sophisticated investor, who is able to financially afford the loss of its entire investment, (B) has performed its own due diligence of the Company, its management and this Offering; (C) has been informed of various matters, and has had the opportunity to ask Company management questions, relating to the Company, its business, management, financial condition, and prospects, including but not limited to, this Agreement, the Note, the Warrant Agreement attached hereto as Exhibit C, the Security Agreement and the Registration Rights Agreement attached hereto as Exhibit D (together, the “Offering Documents”) to its satisfaction; (ii) the Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D; (iii) the Subscriber is not and has not been the subject of any “bad actor disqualifying event,” as described in Rule 506(d); and (iv) the Subscriber has relied upon its own determination and the advice of its legal counsel, accountants, financial and tax advisers and other “purchaser representatives” regarding its decision to purchase the Note and not on the Company or the Placement Agent or any counsel or representative thereof.

(e)       [RESERVED].

(f)       Conversion Rights. The Subscriber acknowledges that the Note contains conversion rights that permits the Subscriber to convert the outstanding principal and accrued interest on the Note into shares of common stock, $0.001 par value per share (“Common Stock”), of the Company (“Conversion Shares”) at a price that reflects a 20% discount from the price paid by investors in any transaction by the Company (“Conversion Price”) that occurs after the Closing Date with the principal purpose of raising equity capital in a private or public sale of its Common Stock in any amount (a “Qualifying Transaction”), provided, however, that in the event that the Company has not completed its Initial Public Offering within 90 days after the Closing, then the Conversion Price will be amended to a price that reflects a 30% discount from the price paid by investors in any transaction by the Company. For purposes of this Agreement, “Initial Public Offering” means an underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, of Common Stock after the date hereof with aggregate gross proceeds to the Company in an amount equal to or greater than $15 million and which results in the Common Stock being listed on any tier of the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American.

(g)       Warrants. As further inducement for Subscriber to enter into this Agreement, the Company will deliver to Subscriber at the Closing a three year warrant (“Warrant”) to purchase Common Stock of the Company in an amount equal to thirty-three and one-third percent (33.33%) of the number of shares received by Subscriber, from time to time, from the conversion of the Note, which number of shares will increase to an amount equal to fifty percent (50%) of the number of shares received by Subscriber from the conversion of the Note (the “Warrant Shares”) if within 90 days after the Closing either: (x) the Company has not completed its Initial Public Offering, or (y) the Warrant Shares are not registered for resale pursuant to an effective resale registration statement declared effective by the Securities and Exchange Commission (“SEC”). The exercise price of the Warrants shall be equal to the Conversion Price multiplied by 1.25.

Adamas One Convertible Note Purchase Agreement

(h)	Closing; Delivery.

(i)       The purchase and sale of the Notes by the Company to the Subscribers shall occur at one or more closings of the Offering on a date or dates selected by the Company after the satisfaction of all conditions to its obligation to close as set forth in Section 6, provided that any such closing date shall not exceed ten (10) days after all conditions to the Company’s obligations to close have been satisfied, unless the Company rejects the subscription in whole or in part by written notice to the Subscriber and the return of the Subscriber’s Purchase Price payment (without deduction and without interest) within such time period (each a “Closing” and the date of such Closing, the “Closing Date”). Closing on the purchase and sale of the Note shall be consummated on such date as the Company accepts the Subscriber’s offer to purchase the Note as evidenced by the Company’s counter-execution of the signature page to this Agreement. The Company shall, promptly thereafter, deliver to the Subscriber fully executed Offering Documents.

2.	Representations and Warranties of the Company. The Company hereby represents and warrants to each Subscriber that as of the date of this Agreement and as of the Closing Date:

(a)       Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Offering Documents and to perform the provisions hereof and thereof.

(b)       Authorization. The Offering Documents have been duly authorized by all necessary corporate action of the Company and when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)       No Conflicts. The execution, delivery and performance of the Offering Documents by the Company, the consummation by the Company of the transactions contemplated by the Offering Documents, and the issuance of the Note and Warrants and performance by the Company of its obligations under the Offering Documents, will not: (a) result in a violation of the Company’s Articles of Incorporation, any other certificate of designations, preferences and rights of any outstanding series of common stock of the Company, or the Company’s By-Laws, (b) conflict with, or constitute a default or an event which with notice or lapse of time or both would become a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, note and/or other indebtedness, lease, license or instrument, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state Shares laws and regulations and the rules and regulations of FINRA) applicable to the Company or any of its subsidiaries (“Subsidiaries”) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others, necessary or appropriate to conduct its business as presently conducted.

Adamas One Convertible Note Purchase Agreement

(d)       Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Offering Documents. Except as otherwise provided in the Offering Documents, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

(e)       No General Solicitation. None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

(f)       No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act by causing this Offering of Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including without limitation, under the Company’s organizational documents or otherwise. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Shares under the Securities Act by causing the Offering of the Shares to be integrated with other offerings, or otherwise.

(g)       Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body, or arbitrator pending or, to the knowledge of the Company, threatened against the Company, the Common Stock or any of the Company’s officers or directors in their capacities as such, and, to the knowledge of the Company, there is no reason to believe that there is any basis for any such proceeding.

(h)       Title. The Company has good and marketable title to all material properties and tangible assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except as such as are not significant or important in relation to the Company’s business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and to the Company’s knowledge no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns, leases or licenses all such properties as are necessary to its operations.

(i)       Solvency. The Company is not insolvent as defined by the law of the State in which it was organized or in any State where it conducts its business. The Company (i) is paying its debts as they become due, (ii) has not filed, and does not intend to file, or has not consented by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) has not made, and does not intend to make, an assignment of any substantial part of its property for the benefit of its creditors, (iv) has not consented and does not intend to consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, and (v) has not taken and does not intend to take any corporate action for the purpose of any of the foregoing.

Adamas One Convertible Note Purchase Agreement

(j)       Registration Rights. Except as set forth herein, no other Person has any right to cause the Company to effect the registration under the Securities Act of any shares of the Common Stock of the Company.

(k)       Securities Law Compliance. The offer, offer for sale, and sale of the Securities has not been registered with the SEC. The Securities are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the Securities Act. The Company will conduct the Offering in compliance with the requirements of Regulation D under the Securities Act, and the Company will file all appropriate notices of offering with the SEC. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualification contained in Rule 507 thereof or otherwise.

(l)       Issuance of Warrant Shares. The issuance, sale and delivery of the Warrant Shares have been duly authorized and reserved for issuance by all requisite corporate action by the Company and, upon issuance in accordance with the Offering Documents, shall be: (a) duly authorized, validly issued, fully paid and non-assessable, (b) free from all taxes, liens and charges with respect to the issue thereof except that may be created by the Subscriber, and (c) entitled to the rights and preferences set forth in this Agreement and the Warrant Agreement. Assuming (i) the accuracy of the information provided by the respective Subscribers in this Agreement, and (ii) that all of the offerees and Subscribers are “accredited investors” as such term is defined in Rule 501 of Regulation D, the offer and sale of the Note and the Warrants pursuant to the terms of this Agreement are and will be exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder.

(m)       Intellectual Property. The Company owns or possesses sufficient legal rights to all trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and processes, and patents (in each instance, as used by it in connection with its business) without any known conflict with, or infringement of, the rights of others, which represent all intellectual property rights necessary to the conduct of the Company’s business as now conducted and as presently contemplated to be conducted, the lack of which would have a material adverse effect on the business, assets (including intangible assets), liabilities, revenues, profits, financial condition, prospects, or property of the Company, taken together as a whole (“Material Adverse Effect”). There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity, except, in either case, for agreements between the Company and its own directors, employees or consultants and/or standard end-user, object code, internal-use software license and support/maintenance agreements. No product of the Company or any of its Subsidiaries infringes in any respect with any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(n)       Brokers. Except for the Placement Agent whose fees and expenses will be paid by the Company, neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated herein.

Adamas One Convertible Note Purchase Agreement

(o)       Compliance with Law. The Company and each of the Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable laws. The Company and the Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of legal proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)       Acknowledgment Regarding the Subscriber’s Purchase of the Securities. The Company’s Board of Directors has approved the execution of the Offering Documents and the issuance and sale of the Securities, based on its own independent evaluation and determination that the terms of the Offering Documents are reasonable and fair to the Company and in the best interests of the Company and its stockholders. The Company and each of its Subsidiaries are entering into this Agreement and the Offering Documents to which they are party, and the Company is issuing and selling the Note, voluntarily and without economic duress. The Company has retained independent legal counsel of its own choosing to review the Offering Documents and advise the Company with respect thereto. The Company acknowledges and agrees that the Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Securities and the transactions contemplated hereby and that neither the Subscriber nor any person affiliated with the Subscriber is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Offering Documents or the issuance of the Securities or any other transaction contemplated hereby.

(q)       Disclosure. None of the representations and warranties of the Company appearing in this Agreement or any information appearing in any Exhibit hereto, when considered together as a whole, contains, or on any Closing Date will contain, any untrue statement of a material fact or omits, or on any Closing Date will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

3.       Representations and Warranties of Subscriber. Subscriber hereby represents and warrants to the Company that:

(a)       Authorization. Such Subscriber is of the age of majority in the State of its residence, not under a disability and not under duress, and thus has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Subscriber, will constitute a valid and legally binding obligation of the Subscriber, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b)       Purchase Entirely for Own Account. This Agreement is made with the Subscriber in reliance upon the Subscriber’s representation to the Company, which by the Subscriber’s execution of this Agreement, the Subscriber hereby confirms, that the Securities to be acquired by the Subscriber will be acquired for investment for the Subscriber’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Subscriber further represents that the Subscriber does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such person or to any third Person, with respect to any of the Securities. The Subscriber has not been formed for the specific purpose of acquiring any of the Securities.

Adamas One Convertible Note Purchase Agreement

(c)       Knowledge. The Subscriber is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. By executing and delivering this Agreement, the Subscriber acknowledges and agrees that it has not received any private placement memorandum or prospectus for the Offering but has instead performed and relied solely upon its own due diligence on the Company, its management and this Offering to its satisfaction, that it has had the opportunity to request and review such documents as the Company has been able to provide without undue effort or expense and to ask questions about Company, its management and this Offering to Company management and is satisfied with its review of such documents and with such answers, and has had the opportunity to obtain the advice of its own counsel, accountants, tax or financial advisor(s) or “purchaser representative” as defined in Regulation D under the Securities Act. The Subscriber has not utilized or relied upon any other information, document, instrument, discussion or otherwise, whether from the Company or the Placement Agent, in making its decision to purchase the Note.

(d)       Restricted Securities. The Subscriber understands that the Securities have not been, and, except for the Company’s obligations under the Registration Rights Agreement, will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber’s representations as expressed herein. The Subscriber understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Subscriber must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Subscriber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Subscriber’s control, and which the Company is under no obligation and may not be able to satisfy. Therefore, the Subscriber acknowledges that it will be required to hold the Securities for an indefinite period of time after purchase.

(e)       No Public Market. The Subscriber understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Securities.

(f)       Legends. The Subscriber understands that the Securities, and any securities issued in respect thereof, or exchange therefor, may bear one or all of the following legends:

(i)       “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)       Any legend required by the Blue-Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legend.

(g)       Accredited Investor. The Subscriber is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Adamas One Convertible Note Purchase Agreement

(h)       No Other Representations. Except for the representations and warranties set forth in this Agreement, the Subscriber makes no other representations or warranties to the Company.

4.            Conditions of the Subscribers’ Obligations at Closing. The obligations of each Subscriber to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)       Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b)       Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained by the Company and be effective as of the Closing.

(c)       Delivery. The Company shall have delivered to the Company fully executed Offering Documents and copies of all resolutions duly adopted by the Board of Directors of the Company, or any such other documentation of the Company approving the Agreement, the Offering Documents and any of the transactions contemplated hereby or thereby.

(d)       Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Offering Documents to be performed, satisfied or complied with by it at or prior to such Closing.

(e)       Consents and Permits. The Company must have obtained and delivered to the Subscriber copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby, including confirmation to the Subscriber’s reasonable satisfaction, that the obligations of the Company to the holders of the Outstanding Notes will be terminated at the Closing.

(f)       Perfection of Security Interest; Evidence of Lien Release. The Subscriber shall have, to the extent possible, perfected certain security interest granted in the assets and collateral of the Company and its Subsidiaries described in the Security Agreement. To the extent that the Subscriber has not perfected the security interest granted in the assets and collateral of the Company and its Subsidiaries as described in the Security Agreement, then, at the expense of the Company, the Company and its Subsidiaries shall immediately take all steps necessary and required to perfect the Subscriber’s security interest in the assets and collateral of the Company and its Subsidiaries.

5.             Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Subscriber under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(a)       Representations and Warranties. The representations and warranties of each Subscriber contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

(b)       Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

Adamas One Convertible Note Purchase Agreement

(c)       Delivery. The Subscriber shall have delivered to the Company: (i) a dated and executed signature page to this Agreement, with all blanks properly completed and (ii) the Purchase Price to the Company.

6.	Covenants of the Company. Until all Notes have been paid in full, the Company:

(a)       will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, all applicable environmental laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company;

(b)       will, and will cause each of its Subsidiaries to, operate its business in the usual and customary matter, and maintain its relationships with its employees, customers, vendors and suppliers and will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(c)       will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement;

(d)       will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated;

(e)       will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if: (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with Generally Accepted Accounting Principles (“GAAP”) on the books of the Company or such Subsidiary, or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect;

Adamas One Convertible Note Purchase Agreement

(f)       will at all times preserve and keep in full force and effect its corporate existence and will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a wholly-owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect;

(g)       will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any governmental authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be;

(h)       will not, while any Note is outstanding, (i) issue any debt that shall rank in right of payment or collection senior to, or on a parity with, the Note nor shall the Company take any action that shall incur a prior or additional lien or encumbrance upon the collateral securing the Company’s payment obligations under the Note or take any action that would impair or endanger the said collateral, or (ii) authorize or issue any preferred stock or other equity that ranks senior to the Common Stock;

(i)       will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of more than forty percent (40%) of the assets of the Company and its Subsidiaries on a consolidated basis unless the Company utilizes the net proceeds received from such sale, lease or other disposition to pay or pre-pay all of the then outstanding principal and accrued and unpaid interest and any fees due and payable on all of the Notes then outstanding;

(j)       will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person unless prior to the date of the consummation of such merger or consolidation, the Company pays or pre-pays all of the then outstanding principal and accrued and unpaid interest and any fees due and payable on all of the Notes then outstanding;

(k)       will not, and will not permit any of its Subsidiaries to, take any action or omit to take any action that would circumvent the covenants set forth herein or create substantial doubt as to whether the Company will, at any time after the Closing Date, be able to pay the Note prior to the Maturity Date;

(l)       will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, as applicable, solely for the purpose of effecting the conversion of the Note into Conversion Shares and the exercise of the Warrants into Warrant Shares, such number of shares of its duly authorized shares of Conversion Shares and Warrant Shares as will from time to time be sufficient to effect the conversion of the Note into Conversion Shares and the exercise of the Warrants into Warrant Shares in full. If at any time the number of authorized but unissued Conversion Shares or Warrant Shares is not sufficient to effect the conversion of the Note into Conversion Shares and/or the exercise of the Warrants into Warrant Shares, the Company will take such action as may, in the reasonable opinion of its counsel, be necessary to increase its authorized but unissued Conversion Shares and Warrant Shares to such number as is sufficient for such purpose, including engaging in commercially reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its articles of incorporation. The Company further agrees that (1) all Conversion Shares that may be issued upon the conversion of the rights represented by the Note and (2) all Warrant Shares that may be issued upon the exercise of the rights represented by the Warrants will be duly authorized and will be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than restrictions imposed by federal and state securities laws;

Adamas One Convertible Note Purchase Agreement

(m)       unless it shall have first delivered to the Subscriber, at least five (5) Business Days prior to the closing of such Future Offering (as defined herein), written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing the Subscriber an option during the five (5) Business Day period following delivery of such notice (the “Notice Period”) to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the “Offered Securities”) (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the “Right of First Refusal”) (and subject to the exceptions described below), the Company will not conduct any equity financing (including debt with an equity component) (“Future Offerings”). In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Subscriber concerning the proposed Future Offering, the Company shall deliver a new notice to the Subscriber describing the amended terms and conditions of the proposed Future Offering and the Subscriber thereafter shall have an option during such new Notice Period to purchase the Offered Securities on the same terms as contemplated by such proposed Future Offering, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering. The Right of First Refusal shall not apply to any transaction involving (i) issuances of securities in the Initial Public Offering or (ii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital). The Right of First Refusal also shall not apply to the issuance of securities upon exercise or conversion of the Company’s options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the shareholders of the Company after the date hereof; and

(n)       will grant the Subscriber, if the Subscriber elects not to exercise the Right of First Refusal, a further right of participation (the “Right of Participation”), exercisable during the Notice Period, to purchase such percentage of the Offered Securities in the Subscriber’s discretion, not to exceed 50%, on the terms and conditions of the proposed Future Offering.

7.	Registration; Exchange; Substitution of the Notes.

(a)       The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

(b)       Upon surrender of any Note to the Company at the Company’s principal executive office as set forth in Section address and to the attention of the designated officer (all as specified in Section 8(f), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten (10) Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note originally issued hereunder. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $10,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $10,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 3.

Adamas One Convertible Note Purchase Agreement

(c)       Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and (i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (ii) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver not more than five (5) Business Days following satisfaction of such conditions, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

8.	Miscellaneous.

(a)       Survival; Breach. Sections 2, 3 6, 7, and this Section 8 shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Subscriber of any Note or portion thereof or interest therein and the payment of any Note, the conversion of the Notes, the exercise of the Warrants, and may be relied upon by the Company and any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Subscriber or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Any breach of such representations, warranties and/or covenants of this Agreement shall be considered to be an Event of Default under the Note and a breach of this Agreement.

(b)       Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto. This Agreement is not assignable by the Company and is assignable by the Subscriber only upon the proper and lawful transfer of the Note. This Agreement shall inure to the benefit of the Subscriber’s successors, heirs, personal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)       Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

(d)       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Executed counterparts of this Agreement may be delivered by facsimile transmission or by delivery of a scanned counterpart in portable document format (PDF) by e-mail. The signatures in the facsimile or PDF data file will be deemed to have the same force and effect as if the manually signed counterpart had been delivered to the other party in person.

(e)       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Adamas One Convertible Note Purchase Agreement

(f)       Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient upon confirmation of receipt, and if not sent during normal business hours, then on the recipient’s next business day upon confirmation of receipt, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth below, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section. If notice is given to the Company to 17767 N. Perimeter Dr., Suite B115, Scottsdale, Arizona 85255, with a copy (which shall not constitute notice) shall also be sent to Greenberg Traurig LLP, 18565 Jamboree Road, Suite 500, Irvine, CA 92612, Attention: Raymond A. Lee, Esq., email: leer@gtlaw.com, fax: (949) 708-6501, and if notice is given to the Subscriber, a copy (which shall not constitute notice) shall also be given to the Placement Agent, Alexander Capital, L.P., 17 State Street, New York, New York 10004, with a copy (which shall not constitute notice) to Carmel, Milazzo & Feil, LLP, 55 West 39th Street, 18th Floor, New York, NY 10018, Attention: Ross David Carmel, Esq., email: rcarmel@cmfllp.com, fax: (646) 838-1314.

(g)       Finder’s Fee. Each Subscriber agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which each Subscriber or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Subscriber from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(h)       Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the then outstanding principal balance of the Notes. Any amendment or waiver effected in accordance with this Section 8(g) shall be noticed in writing to all Note holders and shall be binding upon each Subscriber and each transferee of the Securities, each future holder of all such Securities, and the Company.

(i)       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(j)       Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(k)       Exculpation Among Subscribers. Each Subscriber acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Subscriber agrees that no Subscriber nor the Placement Agent nor any of the respective controlling persons, officers, directors, partners, agents, or employees thereof shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.

Adamas One Convertible Note Purchase Agreement

(l)       Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to the Note.

(m)       Legends. Certificates evidencing the Conversion Shares and Warrant Shares shall not contain any legend: (i) while a registration statement covering the Conversion Shares or Warrant Shares is effective under the Securities Act, (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144, (iii) while such Conversion Shares or Warrant Shares are eligible for sale without restriction under Rule 144 and the Subscriber has taken all requisite steps to have such legend removed, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue any legal opinion or instruction required by the Company’s transfer agent to comply with the requirements set forth in this Section. At such time as a legend is no longer required for the Conversion Shares or Warrant Shares under this Section, the Company will, no later than five (5) Business Days following the delivery by the Subscriber to the Company or the Company’s transfer agent of a certificate representing Conversion Shares or Warrant Shares containing a restrictive legend (such fifth Business Day, the “Legend Removal Date”), deliver or cause to be delivered to the Subscriber a certificate representing such Conversion Shares or Warrant Shares that is free from all restrictive and other legends. In addition to any other remedies available to the Subscriber, the Company shall pay to the Subscriber, in cash, as partial liquidated damages and not as a penalty, for each $1,000.00 of Conversion Shares or Warrant Shares (based on the volume weighted average price of the Common Stock on the date such Conversion Shares or Warrant Shares are submitted to the Company or the Company’s transfer agent) delivered for removal of the restrictive or other legend, $5.00 per Business Day for each Business Day after the Legend Removal Date until such Conversion Shares or Warrant Shares are delivered without a legend. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section except as it may reasonably determine are necessary or appropriate to comply or to ensure compliance with those applicable laws that are enacted or modified after the Closing.

(n)       Indemnification of the Subscriber. The Company will indemnify and hold the Subscriber, its Affiliates and their respective directors, officers, managers, shareholders, members, partners, employees and agents and permitted successors and assigns (each, a “Subscriber Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation and defense (collectively, “Losses”) that any such Subscriber Party may suffer or incur as a result of or relating to:

(i)        any breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Offering Document;

(ii)        any misrepresentation made by the Company in any Offering Document; and

(iii)       any proceeding before or by any court, public board, government agency, self-regulatory organization or body based upon, or resulting from the execution, delivery, performance or enforcement of any of the Offering Documents or the consummation of the transactions contemplated thereby, and whether or not the Subscriber is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such proceeding is based upon, or results from, any of the items set forth in clauses (i) through (ii) above.

Adamas One Convertible Note Purchase Agreement

In addition to the indemnity contained herein, the Company will reimburse each Subscriber Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The provisions of this Section shall survive the termination or expiration of this Agreement.

[Signature Pages Follow]

Adamas One Convertible Note Purchase Agreement

The parties have executed this Convertible Note Purchase Agreement as of the date first written above.

COMPANY:

ADAMAS ONE CORP.

By:	/s/ John Gardina
John Gardina
Chief Executive Officer

Address: 17767 N. Perimeter Dr., Suite B115 Scottsdale, AZ 85255

[Signature Page to Convertible Note Purchase Agreement]

The parties have executed this Convertible Note Purchase Agreement as of the date first written above.

SUBSCRIBER:

DIGITAL POWER LENDING, LLC

By:	/s/ David J. Kaztoff
David J. Kaztoff
Manager

[Signature Page to Convertible Note Purchase Agreement]

EXHIBIT INDEX

Exhibit A -	Schedule of Subscribers

Exhibit B -	Form of Promissory Note

Exhibit C-	Warrant Agreement

Exhibit D-	Registration Rights Agreement

[Exhibit List to Convertible Note Purchase Agreement]

EXHIBIT A

SCHEDULE OF SUBSCRIBERS

Name/Address and Facsimile
Number/E-Mail Address/Telephone Number of	Original Principal
Subscriber	Amount of Note

Digital Power Lending, LLC	$4,100,000.00

With a copy to (which shall not constitute notice):